Exhibit 107

Calculation of Filing Fee Table

FORM S-8

(Form Type)

ANHEUSER-BUSCH INBEV SA/NV

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (1) (2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Ordinary shares, without nominal value (“Ordinary Shares”) (granted pursuant to the Restricted Stock Units Plan for Directors)	Rule 457(c)	250,000	$56.30 (3)	$14,075,000 (3)	$110.20 per $1,000,000	$1,551
		Ordinary Shares (granted pursuant to the Base Performance Stock Units Plan Relating to Shares of AB InBev)	Rule 457(c)	9,000,000	$56.30 (3)	$506,700,000 (3)	$110.20 per $1,000,000	$55,838
		Ordinary Shares (granted pursuant to the Base Share-Based Compensation Plan Relating to Shares of AB InBev)	Rule 457(c)	11,000,000	$56.30 (3)	$619,300,000 (3)	$110.20 per $1,000,000	$68,247
		Ordinary Shares (granted pursuant to the Base Share-Based Compensation Plan Relating to American Depositary Shares of AB InBev)	Rule 457(c)	2,000,000	$56.115 (4)	$112,230,00 (4)	$110.20 per $1,000,000	$12,368
	Total Offering Amounts					$1,252,305,000		$138,004
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$138,004

(1)

Ordinary Shares may be represented by American Depositary Shares (“ADSs”), each of which represents one Ordinary Share and may be evidenced by American Depository Receipts (“ADRs”). A separate registration statement on Form F-6 (File No. 333-214027) was filed with the Securities and Exchange Commission (the “Commission”) on 7 October 2016, as amended by Post-Effective Amendment No. 1, filed on 16 March 2018, for the registration of ADSs evidenced by ADRs issuable upon deposit of Ordinary Shares.

(2)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the amount being registered also includes an indeterminate number of Ordinary Shares, which may become issuable as a result of variations in share capital, share splits, share dividends or similar transactions.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act and based on the high and low prices of Ordinary Shares as reported on Euronext Brussels on 23 November 2022, and converted at the cross rate of €1.00 = $1.0397, as reported by Bloomberg at 5:00 p.m., New York City time, on 23 November 2022.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act and based on the high and low prices of the Ordinary Shares represented by ADSs as reported on the New York Stock Exchange on 23 November 2022.